UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 5, 2009

The Hartcourt Companies Inc.
(Exact name of Company as specified in its charter)

Utah	001-12671	87-0400541
(State or other	(Commission File No.)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation)

Room 503, Jinqiao Building, No. 2077, West Yan’an Road, Shanghai, China 200336
(Address of principal executive offices)

(86) 21 62085908
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The shareholders of The Hartcourt Companies Inc. elected five directors at the annual shareholders’ meeting held on April 5, 2009. The Company’s Board of Directors consists of Dr. Wilson Li, Mr. Victor Zhou, Mr. Zhenyu Hu, Mr. George Xu and Mr. Changzhi Ju.

Item 8.01 Other Items

 The shareholders of The Hartcourt Companies Inc. voted on 2 proposals at the annual shareholders’ meeting held on April 5, 2009.

1.
To elect five directors of the Company. The nominees for election are Dr. Wilson Li, Mr. Victor Zhou, Mr. Zhenyu Hu, Mr. George Xu and Changzhi Ju. According to the voting results, the five nominees were elected to be directors of the Company.

2.	To effect a 2:1 reverse split of the issued and outstanding common shares. According to the voting results, the company will not effect a 2:1 reverse split of the issued and outstanding common shares

.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shanghai, China, on April 7, 2009.

The Hartcourt Companies Inc.

By:	/s/ Victor Zhou
Victor Zhou
Chief Executive Officer (Principal Operating Officer)